UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2011

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  The Company’s Chief Financial Officer, Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer, Deanna L. Spooner, submitted her resignation from each of those positions on August 15, 2011.

(c) The Board of Directors appointed Jole Deal as Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary on August 16, 2011, to serve at the pleasure of the Board.  Ms. Deal, age 52, is a CPA with an MBA degree (Pepperdine University) and over twenty years experience as a senior financial executive in consumer products manufacturing companies, before which she was employed in public accounting with Touche Ross / Deloitte & Touche for five years.

Most recently she served as Chief Financial Officer of Puretek Corporation, a private manufacturer of nutritional supplements, generic pharmaceuticals and beauty care products ($50 million per annum), based in San Fernando, California, from 2009 until 2011.  Previously she was Divisional Vice President and Controller of Pharmavite LLC, a manufacturer/marketer of Nature Made vitamins and dietary supplements ($500 million per annum), based in Northridge, California (a U.S. subsidiary of Otsuka Pharmaceutical Co., Ltd. of Tokyo), for four years, before which she held Pharmavite positions as Director, Sales and Marketing Finance for four years, Director, Financial Planning and Analysis / Manager, Financial Planning & Analysis for eight years and Manager, Intercompany Projects for three years.

In connection with this appointment, Ms. Deal will receive an annual salary of $190,000 and participate, on a prorata basis for fiscal 2012, in the Company’s Annual Executive Bonus Program with a target opportunity level of 25% of her annual salary and with actual payout ranging from 0 to 37.5% of her annual salary.  The Company will recommend to the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) that Ms. Deal be awarded 45,000 stock option grants (the “Options”) under the Company’s Restated 2005 Stock Option Plan (the “Plan”) subject to the terms of the Plan and a Stock Option Agreement, such Options to have an exercise price per share equal to the fair market value per share of the Company’s stock on the Award Date.  The Plan includes provision for substitution or vesting acceleration of Options in the event of a Change of Control.  The Options will vest over three years at 15,000 shares per year.  Currently the Plan has insufficient shares of the Company’s $.02 par value common stock (“Common Stock”) reserved for the Plan.  However, an increase in shares reserved for issuance under the Plan is proposed for adoption at a Stockholders Annual Meeting noticed for August 29, 2011, after which the Options will be able to be awarded.  In addition Ms. Deal will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1                           News release dated August 17, 2011 and headed:  “Cyanotech Names Jole Deal as Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 17, 2011	/s/ Brent D. Bailey
	By:	Brent D. Bailey
President and Chief
Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release dated August 17, 2011 and headed: “Cyanotech Names Jole Deal as Chief Financial Officer”